Exhibit 10.03

                                 REMOTEMDX, INC.

             SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         This Agreement, dated as of March __, 2006 is entered into by and among RemoteMDx, Inc., a Utah corporation (the "Company") and the individual or entity named on the signature page hereto (each an "Initial Purchaser"), and the individuals and entities who become parties to this Agreement after the date hereof in accordance with Section 2.2 hereof by executing a copy of this Agreement (the "Additional Purchasers"). The Initial Purchasers and the Additional Purchasers are collectively referred to as the "Purchasers". In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.   Authorization; Sale of Shares.

              1.1 Authorization. The Company has duly authorized the sale and issuance in this offering, pursuant to the terms of this Agreement, a maximum of 4,761,905 shares, plus an additional 595,239 shares upon the approval of the President of the Company, of Series C Convertible Preferred Stock, $.0001 par value per share (the "Series C Preferred"), having the rights, privileges, preferences and restrictions set forth in the Designation of Rights and Preferences of Series C Convertible Preferred Stock attached hereto as Exhibit C (the "Designation of Rights"). The Company adopted and filed the Designation of Rights with the Secretary of State of the State of Utah on March 23, 2006.

              1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closings (as defined in Section 2.3), the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, shares of Series C Preferred for the purchase price of $1.68 per share (the "Purchase Price"). The shares of Series C Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement with each Purchaser is a separate agreement, and the sale of Shares to each Purchaser is a separate sale.

              1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for product development and other general corporate purposes. In addition, the Company may use up to $2,180,000 of the proceeds from the sale of the Shares to repay outstanding indebtedness existing as of the Closing Date (as defined in Section 2), which amount is in addition to the notes discussed below in Section 2.1.

         2.   Closings.

              2.1 The Initial Closing. Prior to the Company's filing of the Designation of Rights, the Company had received an aggregate of $1,169,120 in loans (the "Initial Loans") and issued notes (the "Notes") to the initial lenders (the "Initial Lenders"). Pursuant to the Notes, the amount of the Initial Loans, together with any accrued and unpaid interest, would convert automatically into shares of the Company's Series C Preferred when the Company filed the Designation, which was filed on March 23, 2006. Such conversion of the Notes representing the Initial Loans constituted the Initial Closing. As such, prior to the Initial Cash Closing (as defined in Section 2.2), the Company had issued a total of 695,906 shares of Series C Preferred Stock in connection with conversions of the Initial Loans. Moreover, the Company has received an additional $1,000,000 in loans (the "Additional Loans") from two lenders (the "Additional Lenders") and issued notes (the "Additional Notes") which convert into shares of Series C Preferred at the option of the Additional Lenders. The Company anticipates that the Additional Lenders will convert the Additional Notes into shares of the Series C Preferred in connection with the Initial Cash Closing, but there can be no guarantee that this will occur.


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              2.2 The Initial Cash Closing. Subject to the terms and conditions of this Agreement, the initial cash closing (the "Initial Cash Closing") of the sale and purchase of Shares under this Agreement shall take place on the date of this Agreement (the "Initial Cash Closing Date"). The initial cash closing shall be at least $500,000. At the Initial Cash Closing:

                     (a) The Company shall deliver to the Initial Investors the Disclosure Schedule (as defined in Section 3);

                     (b) the Company and the Initial Purchasers shall execute and deliver the Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement");

                     (c) the Company and the Initial Purchasers shall execute and deliver the Stockholders' Voting Agreement in the form attached hereto as Exhibit E (the "Voting Agreement");

                     (d) the Company shall deliver to each of the Initial Purchasers a certificate for the number of Shares set forth opposite such Initial Purchaser's name on the signature page hereto, registered in the name of such Initial Purchaser; and

                     (e) each Initial Purchaser shall pay to the Company, by wire transfer of immediately available funds, cancellation of indebtedness or other method acceptable to the Company, the Purchase Price for the Shares being purchased. In the event that payment by an Initial Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Initial Purchaser shall surrender to the Company for cancellation at the Initial Closing any evidence of such indebtedness or shall execute an instrument of cancellation, settlement and release in form and substance acceptable to the Company. The Initial Cash Closing shall not be deemed to occur, and all such payments by any Initial Purchaser shall be deemed to be held in escrow, until all Initial Purchasers have tendered to the Company the payments indicated thereon.

              2.3 Additional Closings. Additional sales of up to the maximum number of Shares authorized in this offering and not sold in the Initial Closing or the Initial Cash Closing may be made by the Company to Additional Purchasers at one or more closings (each, an "Additional Closing"), up to ninety (90) days after the Initial Closing Date. Each Additional Closing, the Initial Closing, and the Initial Cash Closing are collectively referred to as the "Closings" and the date of each Additional Closing, the Initial Closing, and the Initial Cash Closing are collectively referred to as the "Closing Dates." At each Additional Closing, (a) each Additional Purchaser purchasing Shares at such Additional Closing shall execute and deliver a copy of this Agreement, and upon acceptance by the Company of such subscription such Additional Purchaser shall become a "Purchaser" hereunder, (b) the Company shall issue and deliver to each Additional Purchaser who purchases Shares at such Additional Closing a certificate for the number of Shares being purchased at such Additional Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company of the Purchase Price for the number of Shares being purchased by such Additional Purchaser, and (c) the Company shall cause Exhibit A hereto and Exhibit A to each of the Ancillary Agreements (as defined in Section 3.1) to be amended to include each Additional Purchaser and all corresponding information specified in each such Exhibit (the "Revised Exhibits"). The Purchase Price shall be paid by wire transfer of immediately available funds, cancellation of indebtedness or other method acceptable to the Company. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation, settlement and release in form and substance acceptable to the Company.

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         3. Representations of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the "Disclosure Schedule"), the Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify only the corresponding section or subsection of this Section 3, unless otherwise specified.

              3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Initial Closing pursuant to Section 2 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchasers complete and accurate copies of its Articles of Incorporation and By-laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Articles of Incorporation and By-laws and is not in default under, or in violation of, any such provisions.

              3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

              3.3 Capitalization.

                     (a) The authorized capital stock of the Company (immediately prior to the Initial Closing) consists of (i) 100,000,000 shares of Common Stock, $.0001 par value per share, of which, as of March 14, 2006, 55,204,747 shares are issued and outstanding and no shares are held in the treasury of the Company, and (ii) 10,000,000 shares of Preferred Stock, $.0001 par value per share, of which 40,000 shares have been designated as Series A Preferred and, as of February 15, 2006, 22,688 of which are issued or outstanding; 2,000,000 which have been designated as Series B Preferred and, as of February 15, 2006, 272,332 of which are outstanding; and 7,383,929 shares have been designated as Series C Preferred, none of which are issued or outstanding.

                     (b) Except as set forth in this Section 3.3 or the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

              3.4 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Initial Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been reserved for issuance by the Board of Directors. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this

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Agreement, and the shares of Common Stock issuable upon conversion of the
Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions imposed or created under this Agreement or the Ancillary Agreements, restrictions required as necessary to qualify this offering as exempt from the registration requirements of the Securities Act of 1933 or any other applicable law, or by the Purchaser.

              3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

              3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Initial Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing and such filings required to be made after the Initial Closing under applicable federal and state securities laws, all of which filings are specified in the Disclosure Schedule. Based on the representations made by each of the Purchasers in Section 5 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

              3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into any such agreements, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect. The Company is not subject to any outstanding judgement, order or decree.

              3.8 Financial Statements. The Company has furnished to each of the Purchasers a complete and accurate copy of (a) the audited balance sheet of the Company at September 30, 2005 and the related audited statements of operations and cash flows for the fiscal year then ended, and (b) the unaudited balance sheet of the Company (the "Balance Sheet") at December 31, 2005 (the "Balance Sheet Date") and the related statements of operations and cash flows for the three (3) months then ended (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the

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Company, present fairly the financial condition and results of operations of the
Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

              3.9 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities not in excess of $5,000 in the aggregate, which have arisen since the Balance Sheet Date in the ordinary course of business and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Company Material Adverse Effect.

              3.10 Absence of Changes. Since the Balance Sheet Date, there has been no event or development that, individually or in the aggregate, has had a Company Material Adverse Effect.

              3.11 Taxes.

                     (a) For purposes of this Agreement: (i) "Tax" or "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

                     (b) The amount shown on the Balance Sheet as provision for Taxes is sufficient in all material respects for the payment of all unpaid Taxes for all periods ending on or before the date thereof. The Company has timely filed or obtained presently effective extensions with respect to all Tax Returns that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes shown thereon to be due have been timely paid. All Taxes that the Company is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity. The Tax Returns of the Company have not been audited by any Governmental Entity, and no controversy with respect to Taxes is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor, to the knowledge of the Company any of its stockholders, has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

                     (c) The Company is not now and has never been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder.

              3.12 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in the Disclosure Schedule.

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              3.13 Intellectual Property.

                     (a) The Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company and (ii) each Customer Deliverable (as defined below) of the Company.

                     (b) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems (as defined below). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in the Disclosure Schedule), and, to the best of the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

                     (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Company will, when such Customer Deliverables are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity that exist today. To the best of the Company's knowledge, None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Purchasers complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchasers complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                     (d) The Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in the Disclosure Schedule, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

                     (e) The Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" or "click through" licenses).

                     (f) The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements listed in the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.

                     (g) All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all

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right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                     (h) The Disclosure Schedule lists all Open Source Materials (as defined below) that the Company has used in any way and describes the manner in which such Open Source Materials have been used by the Company, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Company. Except as set forth in the Disclosure Schedule, the Company has not (i) incorporated any Open Source Materials into, or combined Open Source Materials with, any Customer Deliverables, (ii) distributed Open Source Materials in connection with any Customer Deliverables, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) create, or purport to create, obligations for the Company with respect to software developed or distributed by the Company or (B) grant, or purport to grant, to any third party any rights or immunities under intellectual property rights. Without limiting the generality of the foregoing, the Company has not used any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge.

                     (i) To the best of the Company's knowledge, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                     (j) For purposes of this Agreement, the following terms shall have the following meanings:

                             (i) "Customer Deliverables" shall mean (A) the
products that the Company (1) currently manufactures, markets, sells or licenses or (2) currently plans to manufacture, market, sell or license in the future and
(B) the services that the Company (1) currently provides or (2) currently plans to provide in the future.

                             (ii) "Internal Systems" shall mean the internal
systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

                             (iii) "Intellectual Property" shall mean all: (A)
patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

                             (iv) "Company Intellectual Property" shall mean the
Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.



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                             (v) "Open Source Materials" shall mean all software
or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including without limitation the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License.

              3.14 Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

              3.15 Material Contracts and Obligations. The Disclosure Schedule sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $15,000 or which might result in payments to the Company in excess of $15,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party or (i) any other agreement that is material to the operations, business or finances of the Company. All of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed in the Disclosure Schedule.

              3.16 Compliance. The Company has complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby, except to the extent such a violation would not be reasonably likely to result in or have a Company Material Adverse Effect. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, none of the employees of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

              3.17 Employees.

                     (a) All current and former employees of the Company who have or have had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect. All current and former consultants of the Company that have performed development work or

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provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, and all of such agreements are in full force and effect.

                     (b) The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

              3.18 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

              3.19 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

              3.20 Permits. The Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently or proposed to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

              3.21 Environmental Matters.

                     (a) To the best knowledge of the Company, the Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the best of the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                     (b) The Company has no liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                     (c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

                     (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

                     (e) Set forth in the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Purchasers.

              3.22 SEC Documents. The Company has filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by it since its initial public offering under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company has timely filed with the Commission all Company SEC Documents within the five-year period preceding the date hereof. To the best of the Company's knowledge, the Company SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. To the best knowledge of the Company, the financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the Nasdaq Stock Market, Inc., any stock exchange or any other comparable governmental authority.

              3.23 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished by the Company to any of the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of such projections.

              3.24 Private Placement Memorandum. The Private Placement Memorandum prepared by the Company and delivered to the Purchasers in connection herewith (i) speaks only as of the date on the cover thereof; (ii) was, when provided to the Purchasers, accurate and complete; and (iii) did not, when provided to the Purchasers, contain any statement which is knowingly false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading.

         4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

              4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Investor Rights Agreement, and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

              4.2 Accredited Investor. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              4.3 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. Any Purchaser which is a corporation, limited liability company, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

              4.4 Disclosure and Experience. Such Purchaser has carefully read and reviewed the information, representations, and risks concerning the Company contained in this Agreement, any Ancillary Agreement, the Private Placement Memorandum, and any exhibits or schedules thereto or documents incorporated by reference therein. The officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

              4.5 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon statements or representations by any person, firm or corporation, other than the Company, in making its decision to invest in the Company.

         5. Transfer of Shares.

              5.1 Restricted Shares. "Restricted Shares" means (a) the Shares,
(b) the shares of Common Stock issued or issuable upon conversion of the Shares, and (c) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

              5.2 Requirements for Transfer.

                     (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser to an Affiliated Party (as such term is defined below) of such Purchaser, (ii) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 6 to the same extent as if it were the original Purchaser hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act. For purposes of this Agreement "Affiliated Party" shall mean, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

              5.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

              5.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

         6. Indemnification.

              6.1 The Company hereby agrees to indemnify, defend and hold harmless the Purchasers and their respective affiliates, directors, officers, trustees, employees and representatives (any of the foregoing, a "Purchaser Indemnified Party"), from and against any loss, liability, claim, obligation, damage, deficiency, costs and expenses, fines or penalties, including interest, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing ("Losses") suffered, sustained, incurred or required to be paid by any such Purchaser Indemnified Party due to, based upon or arising out of any material inaccuracy in, or any material breach by the Company of, a representation or warranty of the Company contained in this Agreement or in the Transaction Documents. The Company shall pay the Purchaser Indemnified Party, in cash, for all Losses.

              6.2 Each Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its affiliates, directors, officers, trustees, managers, employees and representatives (any of the foregoing, a "Company Indemnified Party"), from and against any Losses suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon or arising out of any material inaccuracy in, or any material breach of, a representation or warranty of such Purchaser contained in this Agreement.

         7. Miscellaneous.

              7.1 Successors and Assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to
(a) any person or entity to which Shares are transferred by such Purchaser, or
(b) to any to any affiliate, partner, member, stockholder or subsidiary of such Purchaser, and, in each case, such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Company may not assign its rights under this Agreement.

              7.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby.

              7.3 Brokers. The Company and each Purchaser (a) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

              7.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              7.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

              7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah (without reference to the conflicts of law provisions thereof), as to all other matters.

              7.7 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at

                  RemoteMDx, Inc.
                  150 West Civic Center Drive
                  Suite 400
                  Sandy, Utah 84070
                  Attn:  Michael G. Acton
                  Telephone No.:  (801) 563-7171
                  Facsimile No.:  (801) 451-6281

         If to a Purchaser, at its address set forth on the signature page, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

              7.8 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

              7.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66.6% of the Shares then held by all Purchasers; provided that any such amendment, termination or waiver that occurs before the Initial Closing shall require the written consent of the Company and the Purchasers obligated to purchase at least 66.6% of the Shares to be issued to all Purchasers at the Initial Closing. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion and (b) Exhibit A hereto may be amended by the Company from time to time in accordance with Section 2.2 to add information regarding Additional Purchasers without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

              7.10 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

              7.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

              7.12 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.


                  -Remainder of Page Intentionally Left Blank-

         Executed as of the date first written above.

                                   COMPANY:

                                   REMOTEMDX, INC.

                                   _______________________________

                                   By: ____________________________



                                   PURCHASER:


                                   By:__________________________________
                                         Name of Purchaser


                                   By:__________________________________
                                   Title:_________________________________

                                   Date:________________________________

                                   Number of Shares Purchased:_____________

                                   Contact Person: ________________________
                                   Telephone No.:  ________________________
                                   Telecopy No.:   ________________________
                                   Email Address: ________________________
                                   Address of Principal Place of Business:

                                   ______________________________________
                                   ______________________________________
                                   ______________________________________

                                   SS or Tax ID #: _________________________

                                    EXHIBIT A
                                    ---------

                     List of Purchasers and Shares Purchased
                     ---------------------------------------


       Name and Address             No. of Shares of            Aggregate
     of Initial Purchasers         Series C Preferred         Purchase Price
     ---------------------         ------------------         --------------





      Name and Address of           No. of Shares of            Aggregate
     Additional Purchasers         Series C Preferred         Purchase Price
     ---------------------         ------------------         --------------